UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2006

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Rouser Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2006, Atlas Pipeline Partners, L.P. (the “APL”) entered into an amendment to its revolving credit agreement, dated April 14, 2005, with Wachovia Bank, National Association, as administrative agent and issuing bank, and the other lenders named therein which effected the following:

•	extended the maturity date of the credit facility from April 13, 2010 to June 29, 2011;

•	reduced the applicable margin, which is a component of the interest rate at which APL’s borrowings under the credit facility bear interest, by .5%;

•	reduced the commitment fee;

•	changed the ratio of senior secured debt to EBITDA that APL is required to maintain to 4.0 and permits an automatic increase in the ratio to 4.5 for up to three quarters after an acquisition of assets by APL; and

•	changed the ratio of funded debt to EBITDA that APL is required to maintain to 5.25 and permits an automatic increase in the ratio to 5.75 for up to three quarters after an acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2006	Atlas Pipeline Partners, L.P.

	By:	Atlas Pipeline Partners GP, LLC

	By:	/s/ Matthew A. Jones
Its Chief Financial Officer